Exhibit 99.1

Intercept Pharmaceuticals Reports First Quarter 2022 Financial Results and Provides Business Update

Worldwide Ocaliva® net sales of $88.6 million, representing 8% growth over the prior year quarter

Nearing completion of new REGENERATE data analyses; planning for potential pre-submission meeting with FDA in June

Continue to expect topline results from Phase 3 REVERSE study in compensated cirrhosis due to NASH in Q3

Advanz Pharma to acquire Ocaliva® (obeticholic acid) in PBC markets outside the U.S. for up to $450MM, including $405MM upfront and an additional $45MM in contingent payments

Company to host conference call today at 8:30 a.m. ET

MORRISTOWN, NJ, May 6, 2022 – Intercept Pharmaceuticals, Inc. (Nasdaq: ICPT), a biopharmaceutical company focused on the development and commercialization of novel therapeutics to treat progressive non-viral liver diseases, today announced its financial results for the quarter ended March 31, 2022.

“Our team made considerable progress in the first quarter of this year as we continued to drive the growth of Ocaliva in PBC, worked toward delivering data analyses from our Phase 3 REGENERATE and REVERSE studies in NASH, and advanced our pipeline programs,” said Jerry Durso, President and Chief Executive Officer of Intercept.

“In the near-term, we are focused on preparing for new topline data from REGENERATE and conducting a pre-submission meeting with FDA later this quarter,” Durso continued. “Importantly, our recent agreement with Advanz Pharma to license Ocaliva for PBC outside the U.S. significantly strengthens our balance sheet, providing us with greater financial flexibility and strategic optionality during this transformational time.”

Program Highlights

Primary Biliary Cholangitis

•	Final data are being compiled from our post-marketing study, COBALT, which was partially enrolled when it was closed early due to challenges associated with running a multi-year, placebo-controlled study in which the active arm is a commercially available therapy. These data, together with supportive data from large datasets in the U.S. and Europe, will be included in regulatory submissions to both FDA and EMA later this year.

Nonalcoholic Steatohepatitis (NASH)

•	We are focused to deliver new interim data analyses from our Phase 3 REGENERATE study in patients with advanced fibrosis due to NASH later this quarter. We are also planning a pre-submission meeting with FDA in June.
•	We continue to expect a topline readout in Q3 for our Phase 3 REVERSE study in patients with compensated cirrhosis due to NASH.

Additional Pipeline Programs

•	We continue to add clinical sites and screen patients in our U.S.-based Phase 2 OCA/bezafibrate fixed-dose combination trial in PBC and continue to enroll patients in our Phase 2 OCA/bezafibrate fixed-dose combination trial in Europe. Our Phase 1 study of this combination in the U.S. is ongoing.
•	Our comprehensive Phase 1 study for INT-787 remains ongoing, and we are on track to have an open IND in 1H 2022. We anticipate announcing our intended indication and development plans later this year.

Financial Results

Revenue

•	We recognized $88.6 million in total revenue in 1Q 2022 as compared to $81.7 million in total revenue in the prior year quarter. Ocaliva net sales in the first quarter of 2022 were comprised of U.S. net sales of $59.2 million and ex-U.S. net sales of $29.4 million, as compared to U.S. net sales of $57.3 million and ex-U.S. net sales of $24.4 million in the prior year quarter.

Operating Expenses

•	In the quarter ended March 31, 2022, we recorded $98.9 million in total operating expenses and $91.8 million in non-GAAP adjusted operating expenses, which excludes non-cash stock-based compensation expense of $6.7 million and depreciation expense of $0.4 million. This compares to the quarter ended on March 31, 2021, where we recorded $111.0 million in total operating expenses and $101.7 million in non-GAAP adjusted operating expenses, which excluded non-cash stock-based compensation expense of $8.4 million and depreciation expense of $0.9 million.

•	References in this press release to “non-GAAP adjusted operating expenses” mean our total operating expenses, as calculated and presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), adjusted for the effects of two non-cash items: stock-based compensation and depreciation. See “Non-GAAP Financial Measures” below. A reconciliation of non-GAAP adjusted operating expenses to total operating expenses for all historical periods presented is included below under the heading “Reconciliation of Non-GAAP Adjusted Operating Expenses to Total Operating Expenses.”

Cost of Sales

•	Our cost of sales were $0.8 million for quarters ended March 31, 2022, and 2021. Our cost of sales for the quarters ended March 31, 2022 and 2021 consisted primarily of packaging, labeling, materials and related expenses.

Sales, General & Administrative Expenses

•	Our selling, general and administrative expenses were $50.0 million in the first quarter of 2022, down from $59.3 million in the prior year quarter. The decrease was driven by our ongoing efforts to manage our operational costs.

Research & Development Expenses

•	Our research and development expenses were $48.1 million in the first quarter of 2022, down from $50.8 million in the prior year quarter.

Interest Expense

•	Interest expense in the quarters ended March 31, 2022 and 2021 was $6.7 million and $12.4 million, respectively. For the quarter ended March 31, 2022, interest expense is related to the principal amounts outstanding for the 2023 Convertible Notes, 2026 Convertible Notes and 2026 Convertible Secured Notes and no longer include any accretion of debt discounts upon adoption of ASU 2020-06. For the quarter ended March 31, 2021, interest expense is related to the principal amounts outstanding for the 2023 Convertible Notes and 2026 Convertible Notes.

Net Loss

•	In the first quarter 2022, we reported a net loss of $17.3 million, a decrease compared to a net loss of $40.4 million in the first quarter 2021.

Cash Position

•	As of March 31, 2022, we had cash, cash equivalents, restricted cash, and investment debt securities available for sale of approximately $406.9 million. As of December 31, 2021, we had cash, cash equivalents, restricted cash, and investment debt securities available for sale of approximately $429.4 million.

Conference Call on May 6, 2022, at 8:30 a.m. ET

We are hosting our first quarter 2022 financial results conference call and webcast on May 6, 2022, at 8:30 a.m. ET. The conference call will be available on the investor page of our website at http://ir.interceptpharma.com or by calling (855) 232-3919 (toll-free) with passcode 7738727. A replay of the call will be available on our website shortly following the completion of the call and will be available for two weeks.

About Intercept

Intercept is a biopharmaceutical company focused on the development and commercialization of novel therapeutics to treat progressive non-viral liver diseases, including primary biliary cholangitis (PBC) and nonalcoholic steatohepatitis (NASH). Founded in 2002, Intercept has operations in the United States, Europe and Canada. For more information, please visit www.interceptpharma.com or connect with the company on Twitter and LinkedIn.

Non-GAAP Financial Measures

This press release presents non-GAAP adjusted operating expenses on a historical and projected basis. For the periods presented, non-GAAP adjusted operating expenses exclude from total operating expenses, as calculated and presented in accordance with GAAP, the effects of two non-cash items: stock-based compensation and depreciation. Non-GAAP adjusted operating expenses is a financial measure that has not been prepared in accordance with GAAP. Accordingly, investors should consider non-GAAP adjusted operating expenses in addition to, but not as a substitute for, total operating expenses that we calculate and present in accordance with GAAP. Among other things, our management uses non-GAAP adjusted operating expenses to establish budgets and operational goals and to manage our business. Other companies may define or use this measure in different ways. We believe that the presentation of non-GAAP adjusted operating expenses provides investors and management with helpful supplemental information relating to operating performance and trends. A table reconciling non-GAAP adjusted operating expenses to total operating expenses for all historical periods presented is included below under the heading “Reconciliation of Non-GAAP Adjusted Operating Expenses to Total Operating Expenses”. A quantitative reconciliation of projected non-GAAP adjusted operating expenses to total operating expenses is not available without unreasonable effort primarily due to our inability to predict with reasonable certainty the amount of future stock-based compensation expense.

About Liver Fibrosis and Cirrhosis due to Nonalcoholic Steatohepatitis (NASH)

Nonalcoholic steatohepatitis (NASH) is a serious progressive liver disease caused by excessive fat accumulation in the liver that induces chronic inflammation, resulting in progressive fibrosis (scarring) that can lead to cirrhosis, eventual liver failure, cancer and death. There are currently no medications approved for the treatment of NASH.

About the REGENERATE Study

REGENERATE is a Phase 3, randomized, double-blind, placebo-controlled, multicenter study assessing the safety and efficacy of obeticholic acid (OCA) on clinical outcomes in patients with liver fibrosis due to NASH. A pre-specified 18-month analysis was conducted to assess the effect of OCA on liver histology comparing month 18 biopsies with baseline. REGENERATE has completed target enrollment for the clinical outcomes cohort, with 2,480 adult NASH patients randomized at over 300 qualified centers worldwide, and is expected to continue through clinical outcomes for verification and description of clinical benefit. The end-of-study analysis will evaluate the effect of OCA on all-cause mortality and liver-related clinical outcomes, as well as long-term safety.

About the REVERSE Study

REVERSE is a randomized, double-blind, placebo-controlled, multicenter Phase 3 study evaluating the safety and efficacy of OCA in NASH patients with compensated cirrhosis. The primary endpoint is the percentage of patients with histological improvement in fibrosis by at least one stage with no worsening of NASH using the NASH Clinical Research Network (CRN) scoring system after 18 months of treatment. Over 900 patients have been randomized in a 1:1:1 ratio to the three treatment arms: once-daily OCA 10 mg, once-daily OCA 10 mg for the first three months with titration in accordance with the study protocol up to OCA 25 mg for the remaining study period, or once-daily placebo. Patients who successfully complete the double-blind phase of REVERSE will be eligible to enroll in an open-label extension phase for up to 12 additional months.

About Ocaliva® (obeticholic acid)

OCALIVA, a farnesoid X receptor (FXR) agonist, is indicated for the treatment of adult patients with primary biliary cholangitis (PBC)

•	without cirrhosis or
•	with compensated cirrhosis who do not have evidence of portal hypertension, either in combination with ursodeoxycholic acid (UDCA) with an inadequate response to UDCA or as monotherapy in patients unable to tolerate UDCA.

This indication is approved under accelerated approval based on a reduction in alkaline phosphatase (ALP). An improvement in survival or disease-related symptoms has not been established. Continued approval for this indication may be contingent upon verification and description of clinical benefit in confirmatory trials.

IMPORTANT SAFETY INFORMATION

WARNING: HEPATIC DECOMPENSATION AND FAILURE IN PRIMARY BILIARY CHOLANGITIS PATIENTS WITH CIRRHOSIS

•	Hepatic decompensation and failure, sometimes fatal or resulting in liver transplant, have been reported with OCALIVA treatment in primary biliary cholangitis (PBC) patients with either compensated or decompensated cirrhosis.
•	OCALIVA is contraindicated in PBC patients with decompensated cirrhosis, a prior decompensation event, or with compensated cirrhosis who have evidence of portal hypertension.
•	Permanently discontinue OCALIVA in patients who develop laboratory or clinical evidence of hepatic decompensation; have compensated cirrhosis and develop evidence of portal hypertension, or experience clinically significant hepatic adverse reactions while on treatment.

Contraindications

OCALIVA is contraindicated in patients with:

•	decompensated cirrhosis (e.g., Child-Pugh Class B or C) or a prior decompensation event
•	compensated cirrhosis who have evidence of portal hypertension (e.g., ascites, gastroesophageal varices, persistent thrombocytopenia)
•	complete biliary obstruction

Warnings and Precautions

Hepatic Decompensation and Failure in PBC Patients with Cirrhosis

Hepatic decompensation and failure, sometimes fatal or resulting in liver transplant, have been reported with OCALIVA treatment in PBC patients with cirrhosis, either compensated or decompensated. Among post-marketing cases reporting it, median time to hepatic decompensation (e.g., new onset ascites) was 4 months for patients with compensated cirrhosis; median time to a new decompensation event (e.g., hepatic encephalopathy) was 2.5 months for patients with decompensated cirrhosis.

Some of these cases occurred in patients with decompensated cirrhosis when they were treated with higher than the recommended dosage for that patient population; however, cases of hepatic decompensation and failure have continued to be reported in patients with decompensated cirrhosis even when they received the recommended dosage.

Hepatotoxicity was observed in the OCALIVA clinical trials. A dose-response relationship was observed for the occurrence of hepatic adverse reactions including jaundice, worsening ascites, and primary biliary cholangitis flare with dosages of OCALIVA of 10 mg once daily to 50 mg once daily (up to 5-times the highest recommended dosage), as early as one month after starting treatment with OCALIVA in two 3-month, placebo-controlled clinical trials in patients with primarily early stage PBC.

Routinely monitor patients for progression of PBC, including hepatic adverse reactions, with laboratory and clinical assessments to determine whether drug discontinuation is needed. Closely monitor patients with compensated cirrhosis, concomitant hepatic disease (e.g., autoimmune hepatitis, alcoholic liver disease), and/or with severe intercurrent illness for new evidence of portal hypertension (e.g., ascites, gastroesophageal varices, persistent thrombocytopenia), or increases above the upper limit of normal in total bilirubin, direct bilirubin, or prothrombin time to determine whether drug discontinuation is needed. Permanently discontinue OCALIVA in patients who develop laboratory or clinical evidence of hepatic decompensation (e.g., ascites, jaundice, variceal bleeding, hepatic encephalopathy), have compensated cirrhosis and develop evidence of portal hypertension (e.g., ascites, gastroesophageal varices, persistent thrombocytopenia), experience clinically significant hepatic adverse reactions, or develop complete biliary obstruction. If severe intercurrent illness occurs, interrupt treatment with OCALIVA and monitor the patient’s liver function. After resolution of the intercurrent illness, consider the potential risks and benefits of restarting OCALIVA treatment.

Severe Pruritus

Severe pruritus was reported in 23% of patients in the OCALIVA 10 mg arm, 19% of patients in the OCALIVA titration arm, and 7% of patients in the placebo arm in a 12-month double-blind randomized controlled clinical trial of 216 patients. Severe pruritus was defined as intense or widespread itching, interfering with activities of daily living, or causing severe sleep disturbance, or intolerable discomfort, and typically requiring medical interventions. Consider clinical evaluation of patients with new onset or worsening severe pruritus. Management strategies include the addition of bile acid binding resins or antihistamines, OCALIVA dosage reduction, and/or temporary interruption of OCALIVA dosing.

Reduction in HDL-C

Patients with PBC generally exhibit hyperlipidemia characterized by a significant elevation in total cholesterol primarily due to increased levels of high-density lipoprotein-cholesterol (HDL-C). Dose-dependent reductions from baseline in mean HDL-C levels were observed at 2 weeks in OCALIVA-treated patients, 20% and 9% in the 10 mg and titration arms, respectively, compared to 2% in the placebo arm. Monitor patients for changes in serum lipid levels during treatment. For patients who do not respond to OCALIVA after 1 year at the highest recommended dosage that can be tolerated (maximum of 10 mg once daily), and who experience a reduction in HDL-C, weigh the potential risks against the benefits of continuing treatment.

Adverse Reactions

The most common adverse reactions (≥5%) are: pruritus, fatigue, abdominal pain and discomfort, rash, oropharyngeal pain, dizziness, constipation, arthralgia, thyroid function abnormality, and eczema.

Drug Interactions

•	Bile Acid Binding Resins
Bile acid binding resins such as cholestyramine, colestipol, or colesevelam adsorb and reduce bile acid absorption and may reduce the absorption, systemic exposure, and efficacy of OCALIVA. If taking a bile acid binding resin, take OCALIVA at least 4 hours before or 4 hours after taking the bile acid binding resin, or at as great an interval as possible.

•	Warfarin
The International Normalized Ratio (INR) decreased following coadministration of warfarin and OCALIVA. Monitor INR and adjust the dose of warfarin, as needed, to maintain the target INR range when co-administering OCALIVA and warfarin.

•	CYP1A2 Substrates with Narrow Therapeutic Index
Obeticholic acid may increase the exposure to concomitant drugs that are CYP1A2 substrates. Therapeutic monitoring of CYP1A2 substrates with a narrow therapeutic index (e.g., theophylline and tizanidine) is recommended when co-administered with OCALIVA.

•	Inhibitors of Bile Salt Efflux Pump
Avoid concomitant use of inhibitors of the bile salt efflux pump (BSEP) such as cyclosporine. Concomitant medications that inhibit canalicular membrane bile acid transporters such as the BSEP may exacerbate accumulation of conjugated bile salts including taurine conjugate of obeticholic acid in the liver and result in clinical symptoms. If concomitant use is deemed necessary, monitor serum transaminases and bilirubin.

Please click here for Full Prescribing Information, including Boxed WARNING.

To report SUSPECTED ADVERSE REACTIONS, contact Intercept Pharmaceuticals, Inc. at 1-844-782-ICPT or FDA at 1-800-FDA-1088 or www.fda.gov/medwatch.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, including regarding:

•	The progress, timing and results of our clinical trials, including our clinical trials for the treatment of nonalcoholic steatohepatitis (“NASH”),
•	The safety and efficacy of our approved product, Ocaliva (obeticholic acid or “OCA”) for primary biliary cholangitis (“PBC”), and our product candidates, including OCA for liver fibrosis due to NASH,

•	The timing and acceptance of our regulatory filings and the potential approval of OCA for liver fibrosis due to NASH,
•	The review of our New Drug Application for OCA for the treatment of liver fibrosis due to NASH by the U.S. Food and Drug Administration (FDA),
•	Our intent to work with the FDA to address the issues raised in the complete response letter (CRL),
•	The potential commercial success of OCA in the U.S. and internationally,
•	The planned divestiture of our ex-US business to Advanz Pharma and the related transactions,
•	Estimates and forecasts of financial and performance metrics, including the benefits of the transaction with Advanz Pharma, including the upfront cash consideration, contingent cash payment and potential royalties,
•	The anticipated timing of the consummation of the transaction,
•	Market opportunity, business strategies, various addressable markets, industry environment, and developments in markets in which we operate,
•	The initiation, timing, progress, scope and results of our ongoing pre-clinical studies, planned clinical trials and research and development programs,
•	The timing, availability and presentation of pre-clinical and regulatory developments,
•	Our ability to timely file and obtain approval of investigational new drug applications for planned clinical trials,
•	The potential value of our platforms, programs and product candidates,
•	The development and approval of our product candidates,
•	The potential and future results of current and planned collaborations,
•	Our ability to obtain and maintain regulatory approval of any of our product candidates,
•	Our ability to expand our and Advanz Pharma’s operational capabilities, and to supply ourselves and Advanz Pharma with sufficient supplies of our product(s) or product candidates,
•	Our ability to meet certain milestones,
•	The effects of regulations on our projected future results, and
•	Our strategy, future operations, future financial position, future revenue, projected costs, financial guidance, prospects, plans and objectives.

These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “possible,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and we undertake no obligation to update any forward-looking statement except as required by law.

These forward-looking statements are based on estimates and assumptions by our management that, although believed to be reasonable, are inherently uncertain and subject to a number of risks.

Important factors could cause actual results to differ materially from our forward-looking statements, including:

•	Our ability to successfully commercialize our products,
•	Our ability to obtain or maintain marketing authorization regulatory approvals in applicable jurisdictions,
•	Our ability to timely and cost-effectively file for and obtain regulatory approval of our product candidates on an accelerated basis or at all,
•	Any advisory committee recommendation or dispute resolution determination that our product candidates should not be approved or approved only under certain conditions,
•	Any future determination that the regulatory applications and subsequent information we submit for our product candidates do not contain adequate clinical or other data or meet applicable regulatory requirements for approval,
•	Conditions that may be imposed by regulatory authorities on our marketing approvals for our products and product candidates, such as the need for clinical outcomes data (and not just results based on achievement of a surrogate endpoint),
•	Any risk mitigation programs such as a Risk Evaluation and Mitigation Strategies (“REMS”) program,
•	Any restrictions, limitations and/or warnings contained in the label of any of our products or product candidates,
•	Any potential side effects associated with our products or product candidates that could delay or prevent approval, require that an approved product be taken off the market, require the inclusion of safety warnings or precautions, or otherwise limit the sale of such product or product candidate,
•	The initiation, timing, cost, conduct, progress and results of our research and development activities, preclinical studies and clinical trials, including any issues, delays or failures in identifying patients, enrolling patients, treating patients, retaining patients, meeting specific endpoints in the jurisdictions in which we intend to seek approval or completing and timely reporting the results of our clinical trials,
•	The outcomes of interactions with regulators (e.g., the FDA and the European Medicines Agency) regarding our clinical trials,
•	Our ability to establish and maintain relationships with, and the performance of, third-party manufacturers, contract research organizations and other vendors upon whom we are substantially dependent for, among other things, the manufacture and supply of our products and our clinical trial activities,
•	Our ability to identify, develop and successfully commercialize our products and product candidates,
•	Our ability to obtain and maintain intellectual property protection for our products and product candidates, including our ability to cost-effectively file, prosecute, defend and enforce any patent claims or other intellectual property rights,
•	The size and growth of the markets for our products and product candidates and our ability to serve those markets,
•	The degree of market acceptance of our products or product candidates among physicians, patients and healthcare payors,
•	The availability of adequate coverage and reimbursement from governmental and private healthcare payors for our products, and our ability to obtain adequate pricing for such products,
•	Our ability to establish and maintain effective sales, marketing and distribution capabilities, either directly or through collaborations with third parties,
•	Competition from existing drugs or new drugs that become available,
•	Our ability to attract and retain key personnel to manage our business effectively,
•	Our ability to prevent or defend against system failures or security or data breaches due to cyber-attacks, or cyber intrusions, including ransomware, phishing attacks and other malicious intrusions,

•	Our ability to comply with data protection laws,
•	Costs and outcomes relating to any disputes, governmental inquiries or investigations, regulatory proceedings, legal proceedings or litigation, including any securities, intellectual property, employment, product liability or other litigation,
•	Our collaborators’ election to pursue research, development and commercialization activities,
•	Our ability to establish and maintain relationships with collaborators with development, regulatory and commercialization expertise,
•	Our need for and ability to generate or obtain additional financing,
•	Our estimates regarding future expenses, revenues and capital requirements and the accuracy thereof,
•	Our use of cash, cash equivalents and short-term investments,
•	Our ability to acquire, license and invest in businesses, technologies, product candidates and products,
•	Our ability to manage the growth of our operations, infrastructure, personnel, systems and controls,
•	Our ability to obtain and maintain adequate insurance coverage,
•	Continuing threats from COVID-19, including additional waves of infections, and their impacts including quarantines and other government actions, delays relating to our regulatory applications, disruptions relating to our ongoing clinical trials or involving our contract research organizations, study sites or other clinical partners, disruptions relating to our supply chain or involving our third-party manufacturers, distributors or other distribution partners, and facility closures or other restrictions, and impact of the foregoing on our results of operations and financial position,
•	The impact of general U.S. and foreign economic, industry, market, regulatory or political conditions, including the impact of Brexit,
•	Changes in domestic and foreign business, market, financial, political, economic and legal conditions,
•	The risk that the Advanz Pharma transaction may not be completed in a timely manner or at all, which may adversely affect the price of our securities,
•	The failure to satisfy the conditions to the transaction agreements and consummate the transaction with Advanz Pharma in the anticipated manner or on the anticipated timeline, including due to failure to receive governmental and regulatory approvals,
•	The outcome of any legal proceedings that may be instituted against us related to the transaction with Advanz Pharma or the transaction agreements, or the manufacture, supply, and sublicensing arrangements that we enter into in connection with the transaction,
•	The risks that the announcement and consummation of the transaction with Advanz Pharma disrupts our current plans, operations, business relationships, performance, and business generally,
•	Our ability to implement business plans, forecasts, and other expectations after the completion of the transaction with Advanz Pharma, and identify and realize additional opportunities,
•	The risk that the announcement or consummation of the transaction with Advanz Pharma has an adverse impact on the price of our securities, including volatility resulting from the announcement thereof,
•	The risks relating to the uncertainty of projected information, including our product candidates,
•	Our ability to protect our intellectual property rights,

•	Difficulties arising from our licenses, or supply-chain or manufacturing challenges,
•	Trends in the industry, changes in the competitive landscape, and delays or disruptions due to the COVID-19 pandemic, including the risk that the ongoing COVID-19 pandemic and associated containment efforts may disrupt our business and/or the global healthcare system (including its supply chain) more severely than it has to date or more severely than anticipated,
•	The risks relating to the development of clinical stage pharmaceutical treatments and our approach to discover and develop novel therapeutics, including unexpected safety or efficacy data observed during pre-clinical or clinical studies and adverse reactions exhibited by participants in our trials,
•	The risk that delays or difficulties in the commencement, enrollment or completion of clinical trials, or unsatisfactory results from such trials, could increase product development costs and delay commercialization of our products,
•	The risk that our products will not receive full approval in jurisdictions where such products have previously received full or conditional approval,
•	Changes in the legal and regulatory framework for the global healthcare industry or unexpected litigation or disputes and future expenditures,
•	Any changes to accounting methods, and
•	The other risks and uncertainties identified in our filings with the U.S. Securities and Exchange Commission, including our latest Annual Report on Form 10-K and/or Quarterly Report on Form 10-Q under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors”.

Our forward-looking statements are based on current knowledge and expectations, and additional risks could arise that are currently unknown or are not currently considered material. Forward-looking statements reflect our views as of this date, and we disclaim the obligation to update them.

Contact

For more information about Intercept, please contact:

Investor inquiries: investors@interceptpharma.com

Media inquiries: media@interceptpharma.com

Intercept Pharmaceuticals, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share data)

	Three Months Ended March 31,
	2022	2021
Revenue:
Product revenue, net	$88,582	$81,661
Total revenue	88,582	81,661

Operating expenses:
Cost of sales	758	810
Selling, general and administrative	50,007	59,271
Research and development	48,089	50,766
Restructuring	-	161
Total operating expenses	98,854	111,008
Operating loss	(10,272)	(29,347)

Other income (expense):
Interest expense	(6,673)	(12,419)
Other income, net	(339)	1,346
Total other (expense), net	(7,012)	(11,073)
Net loss	$(17,284)	$(40,420)

Net loss per common and potential common share:
Basic and diluted	$(0.58)	$(1.22)

Weighted average common and potential common shares outstanding:
Basic and diluted	29,696	33,139

Condensed Consolidated Balance Sheet Information

(In thousands)

	March 31, 2022	December 31, 2021 (1)
	(Unaudited)
Cash, cash equivalents, restricted cash and investment debt securities, available for sale	$406,855	$429,389
Total assets	$503,357	$527,023
Total liabilities (2)	$875,118	$710,985
Stockholders’ deficit	$(371,761)	$(183,962)

(1)	Derived from the audited financial statements included in Intercept’s Annual Report on Form 10-K for the year ended December 31, 2021.

(2)	Includes $716.9 million and $539.8 million related to the 2023 Convertible Notes, 2026 Convertible Notes and the 2026 Secured Convertible Notes (together, the “Convertible Notes”) as of March 31, 2022 and December 31, 2021, respectively. The aggregate outstanding principal amount of the Convertible Notes was $729.0 million as of March 31, 2022 and December 31, 2021.

Reconciliation of Non-GAAP Adjusted Operating Expenses to Total Operating Expenses

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2022	2021
Total operating expenses	$98,854	$111,008

Adjustments:
Stock-based compensation	6,720	8,419
Depreciation	375	870
Non-GAAP adjusted operating expenses	$91,759	$101,719